EXHIBIT 99.4

                         LASER MORTGAGE MANAGEMENT, INC.
                               BEGINS IMPLEMENTING
                             STRATEGIC ALTERNATIVES

          Short Hills, N.J., Oct. 2, 1998. The Board of Directors of LASER Mortgage Management, Inc. (NYSE: LLM) has authorized its financial adviser, Lehman Brothers Inc., to promptly solicit offers to acquire the Company or all, or substantially all, of its assets. Concurrently, the Board engaged BlackRock Financial Management, Inc. as its consultant to review the Company's portfolio and to make recommendations designed to reduce the portfolio's susceptibility to basis and interest rate risk and to create additional liquidity.

          LASER Mortgage Management, Inc. is a specialty finance company investing primarily in mortgage-backed securities and mortgage loans. The Company has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. LASER Advisers Inc., a registered investment adviser, manages the day-to-day operations of the Company. The executive offices of LASER Mortgage Management, Inc. are located at 51 John F. Kennedy Parkway, Short Hills, New Jersey.

          A telephone call for investors has been scheduled for 3:00 p.m. (EST). Interested participants are asked to call 800-260-0719. A taped replay of the call will be available by dialing 800-475-6701 access code 409753.

          "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING LASER MORTGAGE MANAGEMENT, INC.'S BUSINESS WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING" STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES.

   Date:     October 2, 1998

   Contact:  LASER Mortgage Management, Inc.
             Frederick Khedouri of LASER Mortgage Management,
             212-272-8005